DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT is dated for reference the 15th day of April, 2008.

BETWEEN:

SALAMON GROUP, INC., a company incorporated under the laws of
Nevada and having an office at 302 – 1028 Alberni Street, Vancouver,
British Columbia V6E 1A3

(the “Company”)

OF THE FIRST PART

AND:

SPACE GLOBE TECHNOLOGIES LTD., a company incorporated
under the laws of British Columbia and having an office at 302 – 1028
Alberni Street, Vancouver, British Columbia V6E 1A3

(the “Creditor”)

OF THE SECOND PART

WHEREAS:

A. The Company is indebted to the Creditor in the total amount of US$31,460 (the “Debt”) as at December 31, 2007;

B. The Company wishes to settle the Debt by issuing to the Creditor shares of common stock of the Company and the Creditor is prepared to accept the shares in full satisfaction of the Debt.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and of the covenants and agreements set out in this Agreement, the parties agree as follows:

1. ACKNOWLEDGMENT OF DEBT

The Company acknowledges and agrees that it is indebted to the Creditor in the amount of the Debt.

2. ISSUANCE OF SHARES

2.1 The Company agrees to issue to the Creditor and the Creditor agrees to accept 331,158 shares of common stock of the Company (the “Shares”) at a deemed price of US$0.095 per Share as full and final payment of the Debt.

2.2 The Company will deliver as soon as practicable to the direction of the Creditor one or more share certificates representing the Shares.

2.3 The Creditor agrees that the Debt will be fully satisfied and extinguished when the Company delivers the Shares to the Creditor, and subject only to the issuance of the Shares, the Creditor releases and forever discharges the Company, its subsidiaries and their respective directors, officers, and employees from and against any and all claims, actions, obligations, and damages whatsoever which the Creditor may have against any of them relating to the Debt. This release will be operative from and after the date of completion of the transaction contemplated by this Agreement and will be effective without the delivery of any further release or other documents by the Creditor to the Company.

3. REPRESENTATIONS OF CREDITOR

The Creditor represents, warrants and acknowledges to the Company that:

(a)	the Debt constitutes the entire outstanding indebtedness of the Company to the Creditor as at December 31, 2007, including principal, interest to the date hereof and costs;

(b)

the Creditor has not conveyed, transferred or assigned any portion of the Debt to any third party, and has full right, power and authority to enter into this Agreement and to accept the Shares in full and final satisfaction of the Debt;

(c)	no third party has any right to payment of all or any portion of the Debt;

(d)	the Creditor has no claims or potential claims against the Company on account of any matter whatsoever, other than the Debt;

(e)	if the Creditor is a corporation or legal entity other than an individual, all necessary corporate or other action has been taken by the Creditor to approve this Agreement;

(f)	the Company is relying on exemptions from registration and prospectus requirements of applicable securities laws in Canada and the United States to issue the Shares to the Creditor;

(g)	the Creditor will be the beneficial owner of the Shares;

(h)	the Creditor is not acquiring the Shares as a result of any material information that the Company has not generally disclosed to the public; and

(i)

the Shares will be subject to resale restrictions as required by applicable securities law and the Creditor will seek its own independent legal advice regarding such resale restrictions imposed on the Shares.

The Company’s obligation to complete the transactions contemplated hereby is subject to the foregoing representations and warranties being true and correct at the date of this Agreement and at the time of closing. Such representations and warranties will survive the closing of the transactions contemplated hereby and will continue in full force and effect for the benefit of the Company for a period of five years from the date of issuance of the Shares to the Creditor. The Creditor will indemnify the Company from and against any and all claims, damages, losses and costs arising from such representations ad warranties being incorrect or breached.

4. GENERAL PROVISIONS

4.1 Time will be of the essence of this Agreement.

4.2 The Company and the Creditor will sign all other documents and do all other things reasonably necessary to carry out this Agreement.

4.3 The provisions contained in this Agreement constitute the entire agreement between the parties and supersede all previous understandings, communications, representations, and agreements, whether written or verbal, between the parties regarding the subject matter of this Agreement.

4.4 This Agreement will be governed by and construed in accordance with the laws of British Columbia. Each party irrevocably attorns to the jurisdiction of the courts of British Columbia, Judicial District of Vancouver, with respect to any legal proceedings arising from.

4.5 All dollar amounts referred to in this Agreement are expressed in United States currency, unless otherwise indicated.

4.6 This Agreement will enure to the benefit of and be binding on each of the parties and their respective heirs, executors, administrators, successors, and assigns.

4.7 This Agreement may be signed in counterparts, both of which will constitute one agreement.

4.8 This Agreement supersedes and replaces any prior agreements between the parties concerning the subject matter hereof.

     IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Agreement.

SALAMON GROUP, INC.
Per:

(signed) “John Salamon”
Authorized Signatory

SPACE GLOBE TECHNOLOGIES LTD.
Per:

(signed) “John Salamon”
Authorized Signatory